                                  Exhibit 4.12

                                         Name: Schoemann Venture Capital, L.L.C.
                                               ---------------------------------

                             SUBSCRIPTION AGREEMENT

Affinity International Travel Systems, Inc.
100 Second Avenue South
Suite 1100S
St. Petersburg, Florida 33701

Gentlemen:

The undersigned understands that Affinity International Travel Systems, Inc., a Nevada corporation (the "Company"), is offering for sale up to 2,142,857 shares of its Common Stock, $0.001 par value per share (the "Common Stock") for the Purchase Price set forth in Section 4 hereof.

The undersigned further understands that the offering is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption contained in Rule 504 of Regulation D under the Securities Act for transactions by an issuer not involving a public offering and the undersigned further understands that the undersigned is purchasing the Common Stock without being furnished any prospectus setting forth all of the information that would be required to be furnished under the Securities Act, and understands further that this offering is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

These securities have not been registered with or approved by the Securities Division of the Attorney General's Office in Delaware. They are offered and sold pursuant to the Accredited Investor exemption provided by Section 503 of the Securities Rules and Regulations of the State of Delaware. Sales may only be made to accredited investors. Resale or disposal of these securities within Delaware may only be made pursuant to an exemption or an effective registration statement.

      1. Subscription. Subject to the terms and conditions of this Subscription Agreement (this "Agreement"), the undersigned hereby irrevocably subscribes for that number of shares of Common Stock set forth in Appendix A, which is payable as described in Section 4.

      2. Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company has the right to accept or reject this subscription, in whole or in part, and that this subscription is accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing referred to in Section 3.

      3. The Closing. The closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of the Company or such other mutually acceptable place on or before December 20, 1999 or at such time and place as the Company and the undersigned shall mutually agree upon. The Company may, at its option, elect to close the purchase and sale of the shares in one or more Closings.

      4. Payment for Shares. The undersigned shall make payment in the amount of Two Hundred Fifty Thousand and 10/100 Dollars ($250,000.10) (the "Purchase Price"), for the Common Stock, less the costs, expenses, fees and commissions set forth on the attached Appendix B. The Purchase Price shall be paid to the Company via certified check, personal check, or wire transfer to the account designated by the Company. The Purchase Price, less any and all deductions therefrom as provided for herein, shall be paid in full to the Company not later than Friday, December 24, 1999.

      5. Representations of the Company. As of the date of the Closing (the "Closing Date"), the Company represents as follows:

      (a) Valid Issuance. The Common Stock, when issued and paid for, will represent validly authorized, duly issued and fully paid and non-assessable shares of the Company, and the issuance thereof will not conflict with the Certificate of Incorporation or Bylaws of the Company nor with any outstanding warrant, option, call, preemptive right or commitment of any type relating to the Company's capital stock.

      (b) No Transfer Restrictions. Upon issuance to the undersigned, the Common Stock will be free from any and all restrictions on transfer, including pursuant to Rule 144 of the Securities Act except as agreed to by and between the undersigned and the Company herein; provided, however, that the undersigned must be in full compliance with all requirements of Rule 504 of Regulation D under the Securities Act, Rule 144 of the Securities Act and all state securities laws.

      (c)   Other Representations and Agreements.

            i) Marketability. Prior to becoming a fully reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall maintain adequate current public information in satisfaction of the requirements for resales of restricted stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, and Rule 15c-2(11) promulgated under the Exchange Act, including, but not limited to, the publication over a nationally recognized reporting service or newswire of annual audited financial statements and semi-annual interim unaudited balance sheets and income statements, it being understood that the Company does not currently have audited financial statements for the year ended June 30, 1998. After the Company becomes a fully reporting company, the Company shall file all reports required under the Exchange Act.

      6. Representations and Warranties of the Undersigned. The undersigned hereby represents and warrants to the Company and to each officer, director, and agent of the Company that:

      (a) Authority. The undersigned has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the undersigned hereunder.

      (b) Access to Information. The undersigned is familiar with the business and financial condition, properties, operations and prospects of the Company. The undersigned has been furnished copies of the financial statements of the Company and all other documents requested by it and has had an opportunity to discuss the Company's business and financial condition, properties, operations and prospects with the Company's management. The undersigned has also had an opportunity to ask questions of officers of the Company, which questions were answered to his satisfaction. The undersigned understands that such discussions were intended to describe certain aspects of the Company's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

      (c) Representations and Warranties as of Closing. The undersigned understands that, unless it notifies the Company in writing to the contrary at or before the Closing, all the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

      (d) Risk Factors. The undersigned understands that the purchase of the Common Stock involves substantial risks.

      (e) Knowledge, Skill and Experience. The undersigned has such knowledge, skill and experience in business, financial and investment matters so that is capable of evaluating the merits and risks of an investment in Common Stock. To the extent necessary, the undersigned has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning Common Stock.

      (f) Accredited Investor. The undersigned is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The undersigned has completed an Accredited Investor Questionnaire, a copy of which is attached hereto as Appendix C

      (g) Investment Intent. The undersigned is acquiring the Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for immediate resale in connection with, any improper distribution of the Common Stock. The undersigned understands that the Common Stock has not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

      (h) Stock Transfer Restrictions. The undersigned agrees: (i) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Common Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Common Stock under the Securities Act and all applicable State Securities Laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; and (ii) that the Company and any transfer agent for the Common Stock shall not be required to give effect to any purported transfer of any of the Common Stock except upon compliance with the foregoing provisions.

      7. Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the number of shares of Common Stock specified herein and of the Company to sell the Common Stock are subject to the satisfaction at or before the Closing of the following condition precedent:

      (a) Representations and Warranties. The representations and warranties of the Company contained in Section 5 and of the undersigned contained in Section 6 shall be true and correct on and as of the Closing in all respects with the same effect as though such representations and warranties had been made on and as of the Closing.

      (b) Escrow Agreement. On or prior to the date hereof, the Company and the undersigned shall have entered into an escrow agreement on mutually acceptable terms whereby the undersigned agrees to place certain shares of common stock of the Company into escrow for the purpose of satisfying certain obligations of the Company to the undersigned pursuant to several previous agreements by and between the undersigned and the Company.

      8. Additional Agreements.

      (a) Lock-Up Agreement. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the undersigned agrees not to sell any of the shares of Common Stock in a transaction on the public markets, whether through registration, sale pursuant to Rule 144 of the Securities Act, or otherwise, for a period of ninety (90) days following the Closing Date. It is acknowledged that any breach of this provision will cause irreparable harm to the Company for which there will be no adequate remedy at law and the Company shall be entitled, in addition to other remedies at law or in equity, to specific performance of this provision by the undersigned. In the event that the undersigned sells, transfers, assigns or otherwise disposes of any of the Common Stock in a non-public transaction, the purchaser or transferee of such Common Stock must agree to be bound by the provisions of this paragraph and must attest to such agreement in writing, a copy of which must be provided to the Company upon request.

      (b) Amendment of Previous Agreements. On the Closing Date, the Company shall amend those certain Warrant Subscription Agreements and that certain First Amended and Restated Consulting Agreement listed on Appendix D attached hereto and made a part hereof (collectively the "SVC Agreements") such that all warrants granted to the undersigned or any affiliate, assignee or transferee of the undersigned under the SVC Agreements (the "Warrants") will be amended to include the following terms: (i) all Warrants shall be immediately exercisable,
            (ii) upon exercise of the Warrants, the purchase price for the shares of common stock of Borrower underlying the Warrants shall be $0.50 per share; and (iii) upon exercise of the Warrants, payment for the shares of common stock underlying the Warrants may be made through "cashless exercise", as defined hereinbelow.

            For purposes of this Section, the term "cashless exercise" means that at any time following the Closing Date, the undersigned, in lieu of any cash payment required hereunder for the exercise of the warrant, shall have the right to exercise the warrant in whole or in part by surrendering the warrant in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the aggregate exercise price of the warrant being exercised, and the denominator of which is the Market Price. The term "Market Price" means the average of the closing sale price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on each of the ten (10) consecutive trading days preceding the date on which written notice of election to exercise the warrants has been given to the Company. If the undersigned opts for a cashless exercise of the warrant, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the undersigned. In the event that the undersigned is not permitted to "tack" the holding period of the warrant to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of the warrant granted herein, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the SEC with respect to all of the warrant shares purchased by the undersigned.

      (c) Shareholders' Meetings. For so long as the undersigned or any affiliate or assignee of the undersigned is a shareholder of the Company, the Company shall notice and hold a general meeting of the shareholders of the Company not less than once every calendar year for the purpose of electing directors of the Company.

      (d) Board of Director Observer Rights. For so long as the undersigned is a shareholder of the Company, the Company shall grant to the undersigned "observer rights" to the Board of Directors of the Company such that the undersigned, or the appointed designee of the undersigned, shall be entitled to receive all written materials prepared by, presented to or considered by the Board of Directors of the Company in connection with any general or special meeting of the directors of the Company, including, but not limited to, all minutes of the meetings of directors, officer's employment contracts, proposals to sell or offers to purchase a material amount of the assets of the Company, or proposals to sell or offers to purchase any equity security of the Company. The Company shall send such written materials to the undersigned at least three (3) business days prior to the date of any such general or special meeting of the directors.

      (e) Acknowledgement of Additional Consideration for Reduction of Warrant Exercise Price. The Company acknowledges that the undersigned, or persons acting exclusively on behalf of the undersigned, has contributed substantial time and effort to the management and affairs of the Company, both at the principal place of business of the Company and elsewhere, has negotiated substantially more favorable payment terms from creditors and vendors of the Company, has assisted in the strategic acquisition of synergistic businesses and business partners, has been and will continue to be instrumental in the raising of significant investment capital, intends to remain substantially involved in negotiating the terms and conditions and the closing of investments in the Company, has provided continued funding for the operations of the Company, and has foregone enforcement of the contractual obligations of the Company pursuant to the SVC Agreements referred to in Section 8(b) hereinabove in order to improve the Company's cash-flow position.

            Because of these significant contributions to the Company, the Company's Board of Directors, in their good faith business judgment, have determined that it is in the best interest of the Company and its shareholders, and is fair and equitable to the undersigned, to reduce the exercise price of the Warrants and to issue those certain shares of common stock of the Company as set forth hereinabove.

      9. Obligations Irrevocable. The obligations of the undersigned hereunder shall be irrevocable, except with the consent of the Company, until 5:00 p.m. EDT, December 20, 1999.

      10. Equitable Remedies. Each party hereto acknowledges that a refusal without just cause by such party to consummate the transactions contemplated hereby will cause irreparable harm to the other party, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that so refused or failed to consummate the transactions contemplated hereby. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable attorneys' fees, all costs and expenses from the party who refused or failed to perform this Agreement.

      11. Waiver, Amendment. Neither this Agreement nor any provisions of this Agreement shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

      12. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason of this Agreement shall be assignable by the Company without the prior written consent of the undersigned. The undersigned may assign, transfer, pledge, encumber, mortgage or otherwise alienate any of the rights afforded to it hereunder and the Company shall be bound by the terms hereof to such assignee or transferee; provided, however, that any assignment, transfer, or other alienation of any right hereunder by the undersigned shall be in compliance with all federal and state securities laws.

      13. Expenses. The Company shall pay all actual expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, but not limited to, any and all legal, travel, lodging, meals and other related transaction expenses of the undersigned and, upon request, submission of appropriate invoices and receipts. In any action to enforce the terms of this Agreement, the successful party shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys' fees, from the party who refused or failed to perform this Agreement.

      14. Applicable Law. This Agreement shall be governed by and construed in accordance with the federal laws of the United State of America and the laws of the State of Nevada.

      15. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

      17. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

      (a)   If to the Company, to it at the following address:


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

            100 Second Avenue South
            Suite 1100S
            St. Petersburg, Florida 33701
            Attention: Daniel G. Brandano
            FAX: (727) 896-1403

            with a copy, which shall not constitute notice, to

            Brown Rudnick Freed & Gesmer
            One Financial Center
            Boston, Massachusetts 02111
            Attention: John Nossiff, Esq.
            Fax: (617) 856-8201

      (b)   If to the undersigned:

            Schoemann Venture Capital, L.L.C.
            1209 Orange Street
            Wilmington, Delaware 19801

            and

            Rodney R. Schoemann, Sr.
            3904 Wheat Drive
            Metairie, Louisiana 70002

            with a copy, which shall not constitute notice, to:

            Locke Liddell & Sapp, LLP
            2200 Ross Avenue
            Suite 2200
            Dallas, Texas 75201-6776
            Attention: William C. Perez, Esq.
            FAX: (214) 740-8800

or at such other address as either party shall have specified by notice in writing to the other.

      16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties and their respective successors and permitted assigns.

      17. Survival. All representations contained in this Agreement shall survive the closing of the issuance and sale of the shares of Common Stock.

      18. Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event before the closing of the purchase of the

Common Stock pursuant to this Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Agreement to be false or incorrect.

     [The immediately following page contains the signatures of the parties]

      IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 20th day of December, 1999.

                                    Name: Schoemann Venture Capital, L.L.C.


                                    BY:   /s/ Rodney R. Schoemann, Sr.
                                          ----------------------------
                                          RODNEY R. SCHOEMANN, SR.
                                          Managing Member

Accepted as of
December 20, 1999

AFFINITY INTERNATIONAL
TRAVEL SYSTEMS, INC.


By:   /s/ D.G. Brandano
      -------------------------
      DANIEL G. BRANDANO
      President and
      Chief Executive Officer

                                   APPENDIX A

                          CONSIDERATION TO BE DELIVERED

-------------------------------------------------------------------------------
 Shares of Common Stock to be Acquired       Aggregate Amount to Be Paid
 -------------------------------------                At Closing
                                                      ----------

                714,286 $250,000.10 less the amount of all costs, expenses, fees and other charges set forth on Appendix B hereto
-------------------------------------------------------------------------------

                                   APPENDIX B

                               COSTS AND EXPENSES

See attached.

                                   APPENDIX C

                         ACCREDITED INVESTOR CERTIFICATE

      The undersigned Investor hereby certifies that it is an Accredited Investor as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933. The specific category(s) of Accredited Investor applicable to the undersigned is checked below.

___                           a. any natural person whose individual net worth,
                    or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

___                           b. any natural person who had an individual income
                    in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 and has a reasonable expectation of reaching the same income level in the current year;

___                           c. any bank as defined in section 3(a)(2) of the
                    Securities Act of 1933, as amended (the "Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in section 2(a)(48) of the 1940 Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that
                    are accredited investors;

___                           d. any private business development company as
                    defined in section 202(a)(22) of the Investment Advisers Act of 1940;

___                           e. any organization described in section 501(c)(3)
                    of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

___                           f. any director, executive officer, or general
                    partner of the Company;

 X                            g. any entity in which all of the equity owners
                    are accredited investors; or

___                           h. any trust, with total assets in excess of
                    $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section
                    230.506(b)(2)(ii) of Regulation D under the Act.

      IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Certificate as of the 20th day of December, 1999.

                                    SCHOEMANN VENTURE CAPITAL, LLC


                                    BY:   /s/ Rodney R. Schoemann, Sr.
                                          ----------------------------
                                          Rodney R. Schoemann, Sr.
                                          Managing Member

                                   APPENDIX D

                                 SVC AGREEMENTS

1. Warrant Subscription Agreement by and between Schoemann Venture Capital, L.L.C. and Affinity International Travel Systems, Inc. dated April 23, 1999.

2. Warrant Subscription Agreement by and between Schoemann Venture Capital, L.L.C. and Affinity International Travel Systems, Inc. dated June 10, 1999

3. Consulting Agreement by and between Schoemann Venture Capital, L.L.C. and Affinity International Travel Systems, Inc. (as amended and restated) dated June 1, 1999